UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2017

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On January 31, 2017, Cheniere Energy, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) to approve the issuance of awards with respect to 7,845,630 shares of common stock available for issuance under the Cheniere Energy, Inc. 2011 Incentive Plan, as amended. This item is more fully described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 20, 2016.

At the close of business on December 14, 2016, the record date for the Special Meeting, there were a total of 234,961,842 shares of common stock of the Company (“Common Stock”) outstanding. The holders of 179,239,669 shares of Common Stock were present at the Special Meeting, either in person or represented by proxy, constituting a quorum. The item voted upon at the Special Meeting was approved by approximately 85% of the shares present and entitled to vote on the matter. The final voting results are as follows:

Proposal 1 - To approve the issuance of awards with respect to 7,845,630 shares of common stock available for issuance under the Cheniere Energy, Inc. 2011 Incentive Plan, as amended

Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
152,294,838	26,731,898	212,933	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: February 6, 2017	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Executive Vice President and
Chief Financial Officer